Exhibit 10.52

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”) is made and entered into effective the 10th day of March, 2006 (the “Effective Date”) by between AVI BIOPHARMA, INC. (“AVI”), an Oregon corporation, and Cook Group Incorporated (“Investor”), an Indiana corporation.

RECITALS:

WHEREAS, AVI desires to issue and sell to Investor, and Investor desires to purchase on the terms and subject to the conditions set forth in this Agreement, certain shares of AVI Common Stock, $0.0001 par value (“Common Stock”);

WHEREAS, Investor and AVI are entering into a License and Development Agreement (the “License and Development Agreement”) and a Supply Agreement (the “Supply Agreement”) both of even date herewith; and

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.      DEFINITIONS

(a)                                  Specific Definitions.  As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Affiliate” of a specified person (natural or juridical) means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. “Control” shall mean ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation.

“Agreement” means this Agreement and all Exhibits and Schedules hereto.

“AVI” has the meaning defined in the recitals hereto.

“AVI Subsidiaries” means all subsidiaries of AVI, including but not limited to the subsidiaries identified in the Disclosure Schedule.

“Change of Control” with respect to AVI means the occurrence of any of the following:

(i)                                     a sale of assets representing fifty percent (50%) or more of the net book value and of the fair market value of AVI’s consolidated assets (in a single transaction or in a series of related transactions);

(ii)                                  a liquidation or dissolution of AVI;

(iii)                               a merger or consolidation involving AVI or any subsidiary of AVI after the completion of which:  (i) in the case of a merger (other than a triangular merger) or a consolidation involving AVI, the shareholders of AVI immediately prior to the completion of such merger or consolidation beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act or comparable successor rules), directly or indirectly, outstanding voting securities representing less than fifty percent (50%) of the combined voting power of the surviving entity in such merger or consolidation, and (ii) in the case of a triangular merger involving AVI or a subsidiary of AVI, the shareholders of AVI immediately prior to the completion of such merger beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules), directly or indirectly, outstanding voting securities representing less than fifty percent (50%) of the combined voting power of the surviving entity in such merger and less than fifty percent (50%) of the combined voting power of the parent of the surviving entity in such merger;

(iv)                              an acquisition by any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions), other than any employee benefit plan, or related trust, sponsored or maintained by AVI or an affiliate of AVI and other than in a merger or consolidation of the type referred to in clause “(c)” of this definition of Change of Control, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of outstanding voting securities of AVI representing more than thirty-three and 1/3 percent (33-1/3%) of the combined voting power of AVI (in a single transaction or series of related transactions); or

(v)                                 individuals who, as of the date hereof or replacements therefore who have been initially nominated by the then current members of the AVI Board of Directors, are members of the AVI Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least sixty percent (60%) of the AVI Board of Directors, provided that if election, or nomination for election by AVI’s shareholders, of any new member of the AVI Board of Directors is approved by a vote of at least sixty percent (60%) of the Incumbent Board, such new member of the Board shall be considered as a member of the Incumbent Board.

“Closing” means the later to occur of the payment for Purchased Shares by Investor and the delivery by AVI to Investor of a stock certificate for Purchased Shares as provided in Section 2. “Closing Date” shall be the date on which the stock certificate for Purchased Shares is delivered to Investor.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means shares of Common Stock of AVI, par value $0.0001 per share.

“Confidential Information” means know-how, trade secrets, unpublished information, scientific and technical information, inventions, methods, plans, processes, characteristics, data, business plans and the like disclosed (whether before or during the term of this Agreement) by one of the parties (the “disclosing party”) to the other party (the “receiving party”) or generated under this Agreement or the other Transaction Documents, excluding information which: (i) was already in the possession of receiving party prior to its receipt from the disclosing party (provided that the receiving party is able to provide the disclosing party with reasonable documentary proof thereof and, if received from a third party, that such information was acquired without any party’s breach of a confidentiality or non-disclosure obligation to the disclosing party related to such information ); (ii) is or becomes part of the public domain by reason of acts not attributable to the receiving party;  (iii) is or becomes available to receiving party from a source other than the disclosing party which source, has rightfully obtained such information and has no obligation of non-disclosure or confidentiality to the disclosing party with respect thereto; or (iv) has been independently developed by the receiving party without breach of this Agreement or use of any Confidential Information of the other party.

“Disclosure Schedule” has the meaning given in Section 3.

“Drug” has the meaning defined in the License and Development Agreement.

“Environmental Laws or Regulations” means any one or more of the following:  the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”) as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq.; the Federal Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6921 et seq.; the Clean Water Act, 33 U.S.C. § 1321 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; any other federal, state, county, municipal, local, foreign or other statute, law, ordinance or regulation which may relate to pesticides, agricultural or industrial chemicals, wastes, Hazardous Substances, or the environment; and all regulations promulgated by a regulatory body pursuant to any of the foregoing statutes, laws, regulations, or ordinances.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

“FDA” means the U.S. Food and Drug Administration.

“Field” has the meaning defined in the License and Development Agreement.

“Financial Statements” means AVI’s financial statements included in SEC Documents.

“Hazardous Substance” means asbestos, urea formaldehyde, polychlorinated biphenyls, nuclear fuel or materials, chemical waste, radioactive materials, explosives, known carcinogens, petroleum products, pesticides, fertilizers, or other substance which is dangerous, toxic, or hazardous, or which is a pollutant, contaminant, chemical, material or substance defined as hazardous or as a pollutant or contaminant in, or the use, transportation, storage, release or disposal of which is regulated by, any Environmental Laws or Regulations.

“Initial Market Price” means the average (rounded to the nearest full cent, with the cents rounded up if the third decimal place is 5 or more) of the volume weighted closing sale prices of a share of Common Stock as reported on the Nasdaq Stock Market as of the end of the regular trading session, as reported in The Wall Street Journal, for the twenty (20) consecutive Nasdaq trading days ending on and including the Nasdaq trading day immediately preceding the Effective Date of this Agreement.

“Intellectual Property” means letters patent and patent applications; trademarks, service marks and registrations thereof and applications therefor; copyrights and copyright registrations and applications; all discoveries, ideas, technology, know–how, trade secrets, processes, formulas, drawings and designs, computer programs or software; and all amendments, modifications, and improvements to any of the foregoing.

“Investor” has the meaning defined in the recitals hereto.

“Knowledge” or “knowledge” means actual knowledge of a fact or the knowledge which such person could reasonably be expected to have based on reasonable inquiry and consistent with such person’s duties and responsibilities. The knowledge of AVI shall include only the knowledge of AVI’s directors and/or officers.

“License and Development Agreement” has the meaning defined in the recitals hereto.

“Liens” means liens, mortgages, charges, security interests, claims, voting trusts, pledges, encumbrances, options, assessments, restrictions, or third-party or spousal interests of any nature.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, results of operations, assets (including intangible assets), liabilities, prospects, or condition (financial or otherwise) of AVI and the AVI Subsidiaries, taken as a whole, or (b) the ability of AVI to perform its obligations under this Agreement or any of the Transaction Documents or any other agreement or instrument to be entered into in connection with this Agreement.

“Purchase Election” has the meaning defined in the License and Development Agreement.

“Purchased Shares” means the shares of Common Stock purchased by Investor pursuant to Section 2.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“SEC Documents” means all documents filed by AVI with the SEC after December 31, 2000.

“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

“Supply Agreement” has the meaning defined in the recitals hereto.

“Transaction Documents” means the License and Development Agreement and the Supply Agreement.

(b)                                 Definitional Provisions.

(i)                                     The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

(ii)                                  Terms defined in the singular shall have a comparable meaning when used in the plural, and vice–versa.

(iii)                               Reference to an “Exhibit” or to a “Schedule” are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to a “Section” are, unless otherwise specified, to one of the Sections of this Agreement.

(iv)                              The term “person” includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

2.      PURCHASE OF COMMON STOCK

AVI shall sell, issue and deliver to Investor, and Investor shall purchase from AVI, such number of shares of Common Stock (rounded to the nearest whole share) which shall equal five million dollars ($5,000,000) divided by the Initial Market Price (the “Purchased Shares”). The purchase price for the Purchased Shares shall be payable by wire transfer of funds to AVI’s account within one (1) day of the Effective Date as follows:

AVI BioPharma, Inc.

4575 SW Research Way, Suite 200

Corvallis, OR  97333

Account # 153591259962

US Bank

1607 Main Street

Vancouver, WA  98660-2975

US Bank contact:  Erik Bjorvik (503) 275-5879

Transmit No. 125000105

A certificate representing Purchased Shares shall be issued by AVI in a form acceptable to Investor and its counsel within one (1) day of receipt by AVI of payment for the Purchased Shares.

3.      REPRESENTATIONS AND WARRANTIES OF AVI

Except as set forth in the Disclosure Schedule attached hereto as Schedule A, AVI hereby makes the following representations and warranties to the Investor:

(a)                                  Authorization; Enforcement; No Conflicts.  AVI is duly organized and validly exists under the laws of the State of Oregon and has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by AVI and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of AVI and no further consent or action is required by AVI, its Board of Directors or its stockholders. This Agreement has been (or upon delivery will be) duly executed by AVI and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of AVI enforceable against AVI in accordance with its terms, subject to bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with principles of equity. The execution, delivery and performance of this Agreement by AVI and the consummation by AVI of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of AVI’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing an AVI debt or otherwise) or other understanding to which AVI is a party or by which any property or asset of AVI is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which AVI is subject (including federal and state securities laws and regulations), or by which any property or asset of AVI is bound or affected; except in the case of each of clauses (i), (ii) and (iii), such as could not, individually or in the aggregate: (x) materially and adversely affect the legality, validity or enforceability of this Agreement, (y) have or result in a materially detrimental effect on the results of operations, assets, business or financial condition of AVI, or (z) adversely impair AVI’s ability to perform fully on a timely basis its obligations under the Agreement (any of (x), (y) or (z), a “Material Adverse Effect”).

(b)                                 Filings, Consents and Approvals; Issuance of Securities.  AVI is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by AVI of this Agreement, other than (i) the filings of a Form 8-K disclosing the transaction contemplated hereby, (ii) the application(s) to The Nasdaq National Market (the “Principal Market”) for the listing of the Purchased Shares for trading thereon in the time and manner required thereby, and (iii) applicable filings under federal and applicable state blue sky laws (collectively, the “Required Approvals”). “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. The Purchased Shares are duly authorized and, when issued and paid for in accordance with this Agreement will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens. The issuance by AVI of the Purchased Shares has not been registered under the Securities Act and, accordingly, the Purchased Shares may not be, sold, assigned or transferred without registration unless the Purchased Shares are subsequently registered or are exempt under applicable exemptions from registration under the Securities Act.

(c)                                  SEC Reports; Financial Statements.  AVI has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “1934

Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of AVI included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of AVI as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(d)                                 Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) AVI has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in AVI’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) AVI has not altered its method of accounting or the identity of its auditors, (iv) AVI has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) AVI has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing AVI stock option and purchase plans.

(e)                                  Disclosure.  All disclosures provided to the Investor regarding AVI, its business and the transactions contemplated hereby, furnished by or on behalf of AVI are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the statements, documents, certificates or other items prepared or supplied by AVI with respect to the transactions contemplated hereby, including, without limitation, reports, data, analyses and correspondence relating to the Drug, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which AVI has not disclosed to Investor and its counsel in writing and of which AVI is aware which could have a Material Adverse Effect.

(f)                                    Nasdaq; Etc.  AVI is in compliance with all applicable Nasdaq continued listing requirements for the Nasdaq Stock Market and is listed in good standing on the Nasdaq Stock Market. There are no proceedings pending or, to AVI’s knowledge, threatened against AVI relating to the continued listing of AVI’s Common Stock on the Nasdaq National Market and AVI has not received any notice of, nor to the knowledge of AVI is there any basis for, the delisting of the Common Stock from the Nasdaq National Market.

4.      REPRESENTATIONS AND WARRANTIES OF INVESTOR

(a)                                  Investor hereby makes the following representations and warranties to AVI:

(i)                                     Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana.

(ii)                                  Investor has the requisite corporate (or other entity) power and authority to enter into and perform this Agreement and to purchase the Common Stock in accordance with the terms hereof.

(iii)                               In making its investment decision in this offering, Investor and its advisors, if any, have relied solely on AVI’s public filings as filed with the Securities and Exchange Commission and on the representations and warranties of AVI in this Agreement.

(iv)                              Investor is an accredited investor as such term is defined under the Securities Act and Investor is purchasing the Purchased Shares for its own account as principal, and not with a view towards distribution of such securities.

(v)                                 Investor understands that the Purchased Shares have not been registered under the Securities Act or applicable state securities laws. Investor also understands that the Purchased Shares are being offered and sold pursuant to exemptions from registration contained in the Securities Act and applicable state securities laws in part upon Investor’s representations contained in this Agreement.

5.      COVENANTS

(a)                                  Best Efforts.  AVI will use its best efforts to satisfy in a timely fashion each of the conditions to be satisfied under Section 6 of this Agreement.

(b)                                 Compliance With Nasdaq Listing Requirements.  AVI will comply with all applicable Nasdaq continued listing requirements for the Nasdaq Stock Market and shall remain in good standing on the Nasdaq Stock Market so long as the Investor holds any of the Purchased Shares.

(c)                                  Regulatory Approvals.

(i)                                     Cooperation. AVI and Investor shall each use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things as may be necessary or appropriate under any applicable law, and will file and, if appropriate, use commercially reasonable efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies that they deem necessary or appropriate for, the issuance of the Purchased Shares and each party shall give the other information reasonably requested by such other party pertaining to it and its Affiliates to enable such other party to take such actions. The parties agree to make any such required filing a reasonable period of time prior to the anticipated date of the occurrence of any closing hereunder that gives rise to such required filing. It shall be a condition to the occurrence of any closing hereunder that any such actions or approvals required under any such law be declared effective or approved, or that any waiting periods (or extensions thereof) expire or terminate.

(ii)                                  No Divestiture Required of Investor.  Notwithstanding the foregoing or anything herein to the contrary, nothing shall require Investor to make or agree to make, any divestiture of any portion of any business or assets of Investor or its Affiliates to make arrangements for or to effect the cessation, sale, or other disposition of particular assets or categories of assets or businesses of Investor or its Affiliates in order to obtain any waiver, consent or approval, and neither Investor nor its Affiliate shall be required to take or commit to take any action that limits its freedom of action or rights with respect to AVI or the Purchased Shares.

(d)                                 Exclusivity.  AVI agrees that for a period commencing upon execution of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with Section 8, AVI will not directly or indirectly encourage or solicit the submission of, or entertain inquiries, proposals or offers from any person or entity (other than Investor or its Affiliates), or otherwise provide information to or engage in discussions with any other Person, in any way relating to the sale, licensing, distribution or other disposition of the Drug in the Field, except as may otherwise be required under applicable fiduciary duties applicable to the AVI Board of Directors.

(e)                                  Registration of Purchased Shares.  AVI agrees to file a registration statement for the Purchased Shares under the Securities Act (the “Registration Statement”) within thirty (30) days of the Closing Date and to use its best efforts to cause the registration statement to become effective as soon as practicable thereafter. Once the Registration Statement is declared effective by the SEC, AVI will cause the Registration Statement to remain continuously effective until the earlier of (i) the date on which all of the Purchased Shares have been sold by Investor or (ii) the first date on which all the Purchased Shares (in the opinion of AVI’s counsel, which opinion is reasonably acceptable to Investor and its counsel) may be immediately sold by Investor without registration and without restriction (including without limitation as to volume by each holder thereof) as to the number of Purchased Shares to be sold, pursuant to Rule 144(k) under the Securities Act or any successor rule, or (iii) March       , 2009. AVI will also use its best efforts to register and qualify the Purchased Shares under such other securities or blue sky laws of such jurisdictions as Investor reasonably requests and to cause such registrations and qualifications to remain effective for the same period of time that the registration with the SEC remains effective. AVI will bear all expenses, other than underwriting discounts and commissions and transfer taxes, if any, incurred in connection with the registration or qualification of the Purchased Shares as provided herein. AVI shall indemnify and hold harmless Investor and its officers, directors, shareholders, and “controlling persons” within the meaning of the Securities Act and the Exchange Act, from and against any loss damage, claim, expense or liability arising or alleged to arise under the Securities Act or the Exchange Act or otherwise as a result of any untrue statement or alleged untrue statement of material fact contained in the Registration Statement or any document filed with any state securities administrator in connection with the registration or qualification of the Purchased Shares or any amendment or supplement to the Registration Statement or any such document or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, AVI shall have no obligation or liability under the foregoing with respect to any claims made with respect to information contained in the Registration Statement that is provided by Investor and, further, AVI’s liability hereunder shall be limited to $5 million.

6.      CONDITIONS TO CLOSING

(a)                                  Conditions to Investor’s Obligations.  The obligations of Investor to purchase and pay for the Purchased Shares pursuant to Section 2 at the Closing are subject to the satisfaction or waiver of the conditions set forth below:

(i)                                     Representations and Warranties to be True and Correct.  The representations and warranties contained in Section 3 shall be true, complete and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Chief Financial Officer of AVI shall have certified to such effect to Investor in writing.

(ii)                                  Performance.  AVI shall have performed and complied with all terms and conditions contained in this Agreement and the Transaction Documents which are required to be performed or complied with by AVI prior to or at such Closing Date, and the President and Chief Financial Officer of AVI shall have certified to Investor in writing to such effect and to the further effect that all of the conditions set forth in this Section 6 have been satisfied.

(iii)                               Execution and Delivery of Transaction Documents.  AVI shall have executed and delivered the Transaction Documents.

(iv)                              All Proceedings to be Satisfactory.  All corporate and other proceedings to be taken by AVI in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Investor and its counsel, and Investor and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

(v)                                 Required Consents.  AVI shall have obtained the written consent or approval of each Person whose consent or approval is required in connection with this Agreement and the Transaction Documents, including but not limited to expiration or termination of any waiting periods (and any extension thereof) under all applicable laws and all applicable consents and approvals, in form and content satisfactory to Investor, from the National Institute of Health with respect to the assignment of the NIH License (as defined in the License and Development Agreement) to AVI, the grant of a sublicense by AVI to Investor with respect thereto and the modification of the benchmarks set forth in the NIH License in a manner acceptable to Investor.

(vi)                              Litigation Affecting Closing.  No suit, action or other proceeding shall be pending or threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby, and no investigation that might result in any such suit, action or other proceeding shall be pending or threatened.

(vii)                           Legislation.  No statute, rule, regulation, order, or interpretation shall have been proposed, enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement or the Transaction Documents illegal.

(viii)                        No Change of Control.  Since the date hereof, there shall not have been any Change of Control.

(ix)                                No Material Adverse Changes.  Since the date hereof, no event shall have occurred which may be reasonably expected to result in a Material Adverse Effect.

(x)                                   No Default.  Since the date hereof, no default (or event which, with the passage of time and/or the giving of notice, would constitute a default) of AVI shall have occurred under this Agreement or the Transaction Documents.

(xi)                                Opinion of AVI’s Counsel.  Investor shall have received from Davis Wright Tremaine LLP, counsel for AVI, an opinion dated as of such Closing Date in form and scope satisfactory to Investor and its counsel, substantially as set for in Exhibit A.

(b)                                 Conditions to AVI’s Obligations.  The obligations of AVI to issue, sell and deliver certificates representing the Purchased Shares pursuant to Section 2 are subject to the satisfaction or waiver, on or before the Closing Date of the conditions set forth below:

(i)                                     Execution of Transaction Documents.  Investor shall have executed and delivered the Transaction Documents.

(ii)                                  Representations and Warranties to be True and Correct.  The representations and warranties contained in Section 4 shall be true, complete and correct in all material respects on and as of the Closing Date.

(iii)                               Performance.  Investor shall have performed and complied with all terms and conditions contained in this Agreement and the Transaction Documents which are required to be performed or complied with by Investor prior to or at such Closing Date.

(iv)                              Proceedings to be Satisfactory.  All corporate and other proceedings to be taken by Investor in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to AVI and its counsel, and AVI and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

(v)                                 Required Consents.  Investor shall have obtained the written consent or approval of each Person whose consent or approval is required in connection with this Agreement and the Transaction Documents.

(vi)                              Litigation Affecting Closing.  No suit, action or other proceeding shall be pending or threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby, and no investigation that might result in any such suit, action or other proceeding shall be pending or threatened.

(vii)                           Legislation.  No statute, rule, regulation, order, or interpretation shall have been proposed, enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement or the Transaction Documents illegal.

(viii)                        No Change of Control.  Since the date hereof, there shall not have been any Change of Control of Investor.

(ix)                                No Default.  Since the date hereof, no default (or event which, with the passage of time and/or the giving of notice, would constitute a default) of Investor shall have occurred under this Agreement or the Transaction Documents.

7.      INDEMNIFICATION

(a)                                  Indemnification of Investor.  AVI shall indemnify, defend and hold harmless Investor and each of its Affiliates, and their respective officers, directors and shareholders from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) (“Indemnifiable Losses”), resulting from, arising out of, or imposed upon or incurred by any Person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of AVI contained in this Agreement or any agreement, certificate or document executed and delivered by AVI pursuant hereto.

(b)                                 Indemnification of AVI.  Investor shall indemnify, defend and hold harmless AVI and each of its Affiliates, and their respective officers, directors and shareholders from and against and in respect of any and all Indemnifiable Losses resulting from, arising out of, or imposed upon or incurred by any Person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of Investor contained in this Agreement or any agreement, certificate or document executed and delivered by Investor pursuant hereto.

(c)                                Third-Party Claims.  If a claim by a third party is made against Investor or AVI as the case may be and such claim does or may constitute an Indemnifiable Loss (an “Indemnified Party”)and if the other party (the “Indemnifying Party”) intends to seek indemnity with respect thereto under this Section 7, the Indemnified Party shall promptly notify Indemnifying Party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the Indemnified Party so long as the failure to give timely notice does not materially and adversely affect the Indemnifying Party’s ability to defend such claim against a third party. The

Indemnified Party shall not settle such claim without the consent of the Indemnifying Party. If the Indemnifying Party acknowledges in writing its indemnity obligations for Indemnifiable Losses resulting therefrom, the Indemnifying Party shall control all settlement discussions and litigation proceedings and the Indemnified Party may participate at its own cost and expense in such discussions or proceedings so long as such participation does not interfere with the reasonable judgment of the Indemnifying Party with respect to such discussions and proceedings.

(d)                                 Cooperation as to Indemnified Liability.  Each party hereto shall cooperate fully with the other party with respect to access to books, records, or other documentation within such party’s control, if deemed reasonably necessary or appropriate by either party in the defense of any claim which may give rise to indemnification hereunder.

(e)                                  Brokerage.  AVI will indemnify and hold harmless Investor against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by AVI with any third party.

(f)                                    Limitation on Certain Claims.  To the extent any Indemnified Party wishes to make a claim for indemnification under Section 7 with respect to the breach of an Indemnifying Party’s representations and warranties deemed made as of the Closing Date, such claim for indemnification shall be made within one hundred and eighty (180) days after the Closing Date. However, the foregoing one hundred and eighty (180) day limitation shall not apply to any claim for indemnification arising out of any third party claim made against an Indemnified Party.

8.      TERMINATION AND DEFAULT

(a)                                  Termination.  The obligation of the parties hereto to consummate the remaining transactions contemplated hereby may be terminated and abandoned at any time at or before the Closing if any of the following events occurs:

(i)                                 by and at the option of Investor or AVI, if the Closing does not occur within five (5) days from the date hereof, provided that Investor or AVI, as the case may be, is not then in material default under this Agreement; or

(ii)                              by and at the option of Investor, if the Investor terminates the License and Development Agreement pursuant to Section 9.2(b) thereof; or

(iii)                           by and at the option of Investor, if AVI is in default under this Agreement or the Transaction Documents, and does not cure such default within thirty (30) days after having received a written notice from Investor regarding such default; or

(iv)                          by and at the option of AVI, if Investor is in default under this Agreement or the Transaction Documents, and does not cure such default within thirty (30) days after having received a written notice from AVI regarding such default; or

(v)                             by and at the option of Investor, if any event or circumstance occurs or exists that renders any condition to Investor’s obligations set forth in Section 6 incapable of being satisfied; or

(vi)                          by and at the option of Investor if a Material Adverse Effect with respect to AVI shall have occurred; or

(vii)                       by the mutual written consent of the parties; or

(viii)                    by and at the option of either Investor or AVI if any governmental authority shall have issued an order, decree, or ruling or taken any other action restraining, enjoining or otherwise prohibiting in any material respects the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

(b)                                 Effect.  Termination of this Agreement by a party shall not relieve the other parties hereto of any liability for breach of representation, warranty, covenant or agreement by such other parties including liability for monetary damages and/or specific performance. Investor’s rights pursuant to the Transaction Documents shall survive any termination of this Agreement.

9.      OTHER PROVISIONS

(a)                                  Further Assurances.  At such time and from time to time on and after the Closing Date, upon request by the other party, Investor and AVI will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be required for the better conveying, transferring, assigning, delivering, assuring and confirming to Investor, or to its respective successors and assigns, all of the Purchased Shares or to otherwise carry out the purposes of this Agreement.

(b)                                 Complete Agreement.  This Agreement and the Transaction Documents (including all schedules and exhibits hereto and thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein, with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(c)                                  Survival of Representations, Warranties and Agreements.  The representations, warranties, covenants and agreements contained in Sections 3 and 4 of this Agreement shall survive the Closing and remain in full force and effect. No independent investigation of AVI by Investor, its counsel, or any of its agents or employees shall in any way limit or restrict the scope of the representations and warranties made by AVI in this Agreement.

(d)                                 Waiver, Discharge, Amendment, Etc.  The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. This Agreement may be amended by AVI and Investor, by mutual action approved by their respective Boards of Directors or their respective officers authorized by such Board of

Directors, at any time. Any amendment to this Agreement shall be in writing and signed by AVI and Investor.

(e)                                  Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to an executive officer of such party or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Investor to:	Cook Group Incorporated
750 Daniels Way
Bloomington, Indiana 47402
Attn: Pete Yonkman
Facsimile: (812) 339-5369

With a copy to:	Stephen J. Hackman
Ice Miller LLP
One American Square, Suite 3100
Indianapolis, Indiana 46282
Facsimile: (317) 592-4666

if to AVI to:	AVI BioPharma Inc.
One SW Columbia, Suite 1105
Portland OR 97258
Attn: Alan Timmins
Facsimile: (503) 227-0554

With a copy to:	Michael Phillips
Davis Wright Tremaine LLP
1300 SW Fifth Avenue, Suite 2300
Portland OR 97201-5682
Facsimile: (503) 778-5299

Any party may change the above–specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

(f)                                    Public Announcement.  In the event either party proposes to issue any press release or public announcement concerning the existence of the terms and conditions of or the negotiations of the parties with respect to this Agreement or any of the Transaction Documents, such party shall so advise the other party hereto, and the parties shall thereafter use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that neither party shall issue any such press release or public announcement if AVI notifies the Investor that it has been advised by counsel that the issuance of the proposed press release or the making of the proposed public announcement, under the circumstances existing at the time of the proposed disclosure, would result in a violation of applicable federal securities laws or require AVI to disclose material non-public information involving AVI that, in the good faith judgment of AVI’s

Board of Directors, would be inadvisable or would be likely to materially and adversely affect AVI’s business. If any press release or other public announcement is delayed under this Section 9(f), AVI shall notify the Investor as soon as the condition entitling AVI to delay disclosure is resolved and Investor shall thereafter be entitled to make such press release or public announcement in a form that is mutually agreeable to the parties.

(g)                                 Expenses.  AVI and Investor shall each pay their own expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.

(h)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Oregon applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

(i)                                     Titles and Headings; Construction.  The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

(j)                                     Benefit.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(k)                                  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

(l)                                     Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law; (b) that Investor may assign any or all of its rights, interests and obligations hereunder without the AVI’s consent (i) to Investor’s direct or indirect parent, (ii) to any subsidiary of Investor at least 50% of the voting power of which is owned, directly or indirectly, by Investor or its Affiliates, (iii) to a wholly-owned, direct or indirect subsidiary of Investor, (iv) to an entity that acquires the entire equity interest or substantially all of the assets of Investor or Investor’s parent, or (v) to any person who acquires the product line to which this Agreement and the Transaction Documents pertain, (c) that Investor may collaterally assign its rights under this Agreement to parties providing financing in connection with the transactions contemplated hereby. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. Notwithstanding and in addition to the foregoing, Investor may separately assign its rights and indemnities under Section 5(d) to any Person who acquires at least 10,000 Purchased Shares from Investor.

(m)                               Jurisdiction; Venue.  AVI consents to the jurisdiction of, and venue in, any state or federal court located within Marion County, Indiana, and waives personal service of any and all process made upon AVI. AVI waives any objection, which it may have to any proceeding commenced in a federal or state court located within Marion County, Indiana. Any judicial proceeding by AVI against Investor involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected herewith shall be brought only in the federal or state courts of the State of Indiana, situated in Marion County, Indiana.

(n)                                 Non-Disclosure. Each party agrees not to disclose or use (except as permitted or required for performance by the party receiving such Confidential Information of its rights or duties hereunder or under the Transaction Documents) any Confidential Information of the other party obtained during the term of this Agreement until the expiration of three (3) years after the earlier of the Closing or the termination of this Agreement. Each party further agrees to take appropriate measures to prevent any such prohibited disclosure by its present and future employees, officers, agents, subsidiaries, or consultants during such term.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has caused this Investment Agreement to be executed in the manner appropriate for each, and to be dated as of the date first above-written.

COOK GROUP INCORPORATED	AVI BIOPHARMA, INC.

By:	By:

Printed:	Printed:	Alan P. Timmins

Title:	Title:	President

Date:	Date:

EXHIBITS AND SCHEDULES:

Schedule A – Disclosure Schedule

EXHIBIT A

LEGAL OPINION OF AVI’S COUNSEL

(a)                                  AVI is a corporation duly incorporated and validly existing under the laws of the state of Oregon. AVI has the corporate power and authority to execute, deliver and perform this Agreement and the Transaction Documents and to issue, sell and deliver the Purchased Shares.

(b)                                 All necessary corporate action on the part of AVI and of its officers, directors and shareholders has been taken for the valid execution and delivery of this Agreement, the Transaction Documents, and the performance of the obligations of AVI hereunder and thereunder. This Agreement and the Transaction Documents have been validly executed and delivered and are legal, valid and binding obligations of AVI, enforceable against AVI in accordance with their respective terms, subject in each case to bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with principles of equity. The execution and delivery of this Agreement and the Transaction Documents and the performance by AVI of its obligations hereunder and thereunder do not conflict with or result in the violation of AVI’s Articles of Incorporation or Bylaws; or order, writ, judgment or decree known to such counsel to which AVI is a party or by which it is bound, or to such counsel’s knowledge, violate any existing law or regulation.

(c)                                  The Purchased Shares have been duly authorized by all necessary corporate action on the part of AVI and, upon delivery by AVI in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable.

(d)                                 All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings of or with any federal or state governmental authority on the part of AVI required in connection with the consummation of the transactions contemplated by this Agreement and the Transaction Documents have been made, obtained or effected (provided, however, that filings under applicable state securities laws may be made promptly after the Closing to the extent such filings are permitted to be made after the sale of the Purchased Shares). Based in part on the representations of Investor in Section 4 of this Agreement, the offer, sale and issuance by AVI of the Purchased Shares, all in conformity with the terms of this Agreement, do not require registration under Section 5 of the Securities Act of 1933, as amended.